UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 20, 2021

MOLECULIN BIOTECH, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37758	47-4671997
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

5300 Memorial Drive, Suite 950, Houston, TX 77007
(Address of principal executive offices and zip code)

(713) 300-5160
(Registrant’s telephone number, including area code)
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                    Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	MBRX	The NASDAQ Stock Market LLC

Item 1.01 Entry into a Material Definitive Agreement.

On December 20, 2021, Moleculin Biotech, Inc. (“Moleculin” or “Company”), amended its sublicense agreement with WPD Pharmaceuticals (“WPD”), originally entered into on February 19, 2019, pursuant to which the Company sublicensed to WPD certain intellectual property rights, including rights to Annamycin, its WP1122 portfolio, and its WP1066 portfolio, which sublicense was previously amended on March 22, 2021 (as amended, the “WPD Agreement”). WPD is affiliated with Dr. Waldemar Priebe, our founder. Under the WPD Agreement, the Company granted WPD a royalty-bearing, exclusive license to research, develop, manufacture, have manufactured, use, import, offer to sell and/or sell products in the field of human therapeutics under the licensed intellectual property in the countries of Poland, Estonia, Latvia, Lithuania, Belarus, Ukraine, Moldova, Romania, Armenia, Azerbaijan, Georgia, Slovakia, Czech Republic, Hungary, Uzbekistan, Kazakhstan, Greece, Austria, Russia, Netherlands, Turkey, Belgium, Switzerland, Sweden, Portugal, Norway, Denmark, Ireland, Finland, Luxembourg, Iceland (“licensed territories”).

Pursuant to the WPD Agreement, WPD agreed that it must use Commercially Reasonable Development Efforts to develop and commercialize products in the licensed territories. For purposes of the WPD Agreement, the term “Commercially Reasonable Development Efforts” means the expenditure, either directly or through the guarantees of grants, by or on behalf of WPD or any of its affiliates of at least: (i) $2,500,000 during the first four (4) years (the “Initial Hurdle Date”) immediately following the date of the original agreement, or February 19, 2019, on the research, development and commercialization of sublicensed products in the licensed territories; and (ii) a minimum of $2,100,000 annually for each of the five (5) years after the Initial Hurdle Date on the research and development of sublicensed products in the licensed territories. The total minimum required total Commercially Reasonable Development Efforts is $13.0 million.

During the term of the WPD Agreement, to the extent the Company is required to make any payments to MD Anderson pursuant to its license agreements with MD Anderson, whether a milestone or royalty payment, as a result of the research and development or sale of a sublicensed product, WPD shall be required to advance or reimburse the Company for such payments. In further consideration for the rights granted by the Company to WPD under the WPD Agreement, WPD agreed to pay us a royalty percentage at a rate equal to the royalty rate owed MD Anderson under the Company’s license agreements with MD Anderson plus an additional royalty (the “override royalty percentage”) equal to 1.0% of net sales of any sublicensed products, provided, however, if WPD spends: (i) more than $14.0 million in Commercially Reasonable Development Efforts, the override royalty percentage will decrease to 0.75% of net sales; or (ii) more than $17.0 million in Commercially Reasonable Development Efforts, the override royalty percentage will decrease to 0.5% of net sales.

With certain exceptions, the WPD Agreement will remain in full force and effect until the expiration of the last patent within the sublicensed patents. Notwithstanding the foregoing, the Company has the right, in its sole discretion, to terminate the WPD Agreement in whole, or to materially amend the agreement by removing a portion of the sublicensed subject matter, in connection with certain fundamental transactions or in connection with the granting to an unaffiliated third party of a license or sublicense to all or to a material portion of the sublicensed subject matter within all or substantially all of the licensed territories (such event, the “buyback event”) by making a payment to WPD based on the percentage of licensed territories involved in the buyback event as compared to the overall world healthcare spend and the extent to which WPD has satisfied its Commercially Reasonable Development Efforts requirements.

On December 19, 2021, the Company consented to allow WPD, upon a default to a third-party lender that had advanced funds to WPD (the “Lender”), to assign the WPD Agreement to the Lender, subject to certain conditions and subject to the Lender granting the Company the right to terminate the WPD Agreement upon any assignment as follows. If the assignment occurs, the Company has the right at any time during the remaining term of the WPD Agreement to terminate the agreement by paying the Lender $1.7 million (the “Termination Fee”) in the form of $1.0 million in cash and the issuance to Lender of Company common stock valued at the remaining balance due (based on valuing each share of common stock issued at the greater of $3.00 per share or 30% less than the five day trading average of the common stock for the five trading days prior to the date the notice of termination is delivered; provided that if the assignment occurs and if the Company does not exercise the above termination right within 90 days of the Assignment Date: (i) the Initial Hurdle Date will be extended for a period of 3 years; and (ii) the Termination Fee shall increase (A) $2.0 million prior to the later of March 1, 2023 or 105 days from the assignment date; (B) $2.2 million prior to the later of March 1, 2024 or one year and 105 days from the assignment date; or, (C) $2.4 million thereafter. Upon any assignment, the Company will pay the Lender $0.2 million to cover legal and transaction fees related to the termination.

The foregoing description of the WPD Agreement and Assignment Consent Letter is not complete and is qualified in its entirety by reference to the full text of the WPD Agreement and Assignment Consent Letter, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On December 27, 2021, the Company, issued a press release to report preliminary interim results from its U.S. Phase 1b/2 clinical trial as it concluded the safety review of the third cohort and opens the fourth cohort in a dose escalation trial evaluating Annamycin for the treatment of soft tissue sarcoma lung metastases.

A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated by reference herein.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be “filed” for the purpose of the Securities Exchange Act of 1934, as amended (“Exchange Act”), nor shall it be incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended (“Securities Act”), unless specifically identified therein as being incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.         Description

10.1                     Amended and Restated Sublicense Agreement dated December 20, 2021, by and between Moleculin Biotech Inc. and WPD Pharmaceuticals
10.2                     Assignment Consent Letter by and between WPD Pharmaceuticals Sp. z o.o and LPC Enterprises, LLC and Moleculin Biotech, Inc.
99.1                     Press release dated December 27, 2021
104                      Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLECULIN BIOTECH, INC.

Date:	December 27, 2021
By:	/s/ Jonathan P. Foster
Jonathan P. Foster
Chief Financial Officer